SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                           DATED MAY 5, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                         FROST INVESTMENT ADVISORS, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:


FUND                                                                        RATE
----                                                                        ----
Frost High Income Bond Fund                                                0.60%
Frost Cinque Large Cap Buy-Write Equity Fund                               0.90%
Frost Natural Resources Fund                                               0.80%
Frost Diversified Strategies Fund                                          0.80%
Frost Growth Equity Fund                                                   0.80%
Frost Dividend Value Equity Fund                                           0.80%
Frost Kempner Multi-Cap Deep Value Equity Fund                             0.59%
Frost Small Cap Equity Fund                                                1.00% on the first $100 million of
                                                                           average daily net assets and
                                                                           0.85% on average daily net assets in
                                                                           excess of $100 million
Frost Strategic Balanced Fund                                              0.70%
Frost International Equity Fund                                            0.95% on the first $150 million of
                                                                           average daily net assets and
                                                                           0.90% on average daily net assets in
                                                                           excess of $150 million
Frost Low Duration Bond Fund                                               0.50%
Frost Total Return Bond Fund                                               0.50%
Frost Municipal Bond Fund                                                  0.50%
Frost Low Duration Municipal Bond Fund                                     0.50%
Frost Kempner Treasury and Income Fund                                     0.35%
Frost Mid Cap Equity Fund                                                  0.90%
